Exhibit 21
Subsidiaries of the Company
As of December 31, 2010

State of Incorporation
Name	or Organization
14851 Yorba Street, LLC	Delaware
Albuquerque AL RE, L.P.	Delaware
Carrollwood Assisted Living, Ltd	Texas
Clayton County AL RE, L.P.	Delaware
Gurnee Centre Club, LLC	Delaware
JER/NHP Senior Housing, LLC	Delaware
JER/NHP Senior Living Acquisition, LLC	Delaware
JER/NHP Senior Living Texas, L.P.	Texas
Kentwood AL RE Limited Partnership	Delaware
LBS Limited Partnership	Wisconsin
Libertyville Centre Club, LLC	Delaware
LO Limited Partnership	Wisconsin
LTMLD Limited Liability Company	Wisconsin
MLD Delaware Trust	Delaware
MLD Financial Capital Corporation	Delaware
MLD MOB Indiana, LLC	Delaware
MLD Properties Limited Partnership	Delaware
MLD Properties, Inc.	Delaware
MLD Properties, LLC	Delaware
Nationwide ALF-Pensacola, LLC	Delaware
Nationwide Health Properties Finance Corporation	Delaware
New Portland Road Realty, LLC	Maine
NH Texas Properties Limited Partnership	Texas
NHP Brownstown, LLC	Delaware
NHP Carillon, LLC	Delaware
NHP Centereach, LLC	Delaware
NHP Heritage Club, LLC	Colorado
NHP HS Holding, Inc	Texas
NHP Huntsville MOB LLC	Delaware
NHP Kingston Business Trust	Massachusetts
NHP Madison, LLC	New York
NHP Properties Business Trust	Massachusetts
NHP SB 399-401 East Highland LLC	Delaware
NHP SCC LLC	Delaware
NHP Secured, Inc.	California
NHP Senior Indiana, LLC	Delaware
NHP SH Florida, LLC	Delaware
NHP SH Pennsylvania, LLC	Delaware
NHP SH Tennessee, LLC	Delaware
NHP St. Francis, LLC	Delaware

Subsidiaries of the Company (Continued)
As of December 31, 2010

State of Incorporation
Name	or Organization
NHP Trisun LLC	Delaware
NHP Tucson Health Care Associates LP	Delaware
NHP Washington ALF, LLC	Delaware
NHP/McShane SAMC, LLC	Delaware
NHP/PMB Burbank Medical Plaza, LLC	Delaware
NHP/PMB Del E Webb Medical Plaza, LLC	Delaware
NHP/PMB Limited Partnership	Delaware
NHP/PMB Mission Viejo LLC	Delaware
NHP/PMB Orange LLC	Delaware
NHP/PMB Pasadena LLC	Delaware
NHP/PMB Santa Clarita Valley Medical Plaza, LLC	Delaware
NHP/PMB Tuality 7th Avenue Medical Plaza, LLC	Delaware
NHPCO Wisconsin, LLC	Delaware
OHT Limited Partnership	Wisconsin
PMB Vancouver 601 Physicians Pavillion LLC	Delaware
PMB Vancouver 603 MedCtr Physicians LLC	Delaware
PPMII Limited Partnership	Minnesota
Tempe AL RE, L.P.	Delaware
The Arboretum Limited Partnership	Wisconsin